UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant [  ]
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to sec. 240.141-11(c) or sec. 240.14a-12
CYBERONICS, INC.

(Name of Registrant as Specified in its Charter)

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For Immediate Release Wednesday, September 27, 2006
CYBERONICS ISSUES STATEMENT RESPONDING TO PROXY FILING
HOUSTON, Texas, September 27, 2006 — Cyberonics, Inc. (NASDAQ:CYBX) today commented on the preliminary proxy materials filed by Metropolitan Capital Advisors, Inc. and others to nominate directors to the Company’s Board of Directors at Cyberonics’ next Annual Meeting of Stockholders:
“The Cyberonics Board is comprised of seasoned industry leaders who are actively engaged in building shareholder value and positioning Cyberonics for profitable growth and continued success. The Board has confidence in the Company’s strategy and in Cyberonics’ prospects for the future.
In February 2006, following a thorough evaluation of corporate governance structure and processes mandated by the Cyberonics Board, the Board’s Nominating and Governance Committee engaged an outside search firm to identify qualified Board members to add to the Cyberonics Board. The Board intends to update stockholders in due course related to measures the Board may adopt following its evaluation.
Cyberonics met with representatives from Metropolitan Capital on June 9, 2006, in an effort to reach a cooperative solution. Shortly after that meeting, the Cyberonics Board invited Metropolitan Capital to submit the credentials for their director nominees to the Board’s outside search firm for evaluation and consideration. This review is ongoing. Rather than proceeding in a cooperative fashion to the benefit of the Company and its shareholders, however, Metropolitan Capital has decided to pursue a potentially costly and disruptive proxy contest.”
The Company previously announced that it was unable to timely file its 2006 Annual Report on Form 10-K for its fiscal year ended April 28, 2006 and Quarterly Report on Form 10-Q for its fiscal quarter ended July 28, 2006, with the Securities and Exchange Commission (SEC) as a result of the previously announced internal review being conducted by the Board’s Audit Committee regarding option grants and resolution of any disclosure and accounting issues that may arise from the results of the review. The Company has been involved in NASDAQ delisting proceedings as a result of not filing its reports with the SEC, as well as governmental inquiries and private litigation relating to its options granting practices. The Audit Committee is working diligently to complete its internal review, and the Company intends to release its results and file its Forms 10-Q and 10-K as expeditiously as possible. As a result, no date for the Company’s 2006 Annual Meeting of Stockholders has yet been determined.
ABOUT VNS THERAPY AND CYBERONICS
Information on Cyberonics, Inc. and VNS Therapy™ is available at www.cyberonics.com and www.vnstherapy.com.
Cyberonics and its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies for the 2006 Annual Meeting of Stockholders. Information concerning such participants and their interests will be set forth in Cyberonics’ Preliminary Proxy Statement on Schedule 14A, which will be filed by Cyberonics with the Securities and Exchange Commission. Stockholders of Cyberonics are advised to read Cyberonics’ Preliminary Proxy Statement and Definitive Proxy Statement (when each is available) in connection with Cyberonics’ solicitation of proxies because they will contain important information.*
Stockholders of Cyberonics and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and any other documents filed by Cyberonics with the SEC, at the SEC’s Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when each is available) and these other documents may also be obtained free of charge by contacting Cyberonics, 100 Cyberonics Blvd., Houston, TX 77058, Attention: Investor Relations, or at the phone numbers listed below.*
SAFE HARBOR STATEMENT
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning completion of the Audit Committee’s internal review and the expeditious filing of the Forms 10-K and 10-Q. Our actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the time needed to complete the Audit Committee’s review of stock option grants, procedures, and practices; the results of the previously disclosed governmental inquiries and Audit Committee internal review; the impact of any restatement of the Company’s financial statements or other actions that might be taken or required as a result of such inquiries or review; the potential identification of new material weaknesses in the Company’s internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with the hearing conducted before the NASDAQ Listing Qualifications Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC). For a detailed discussion of these and other cautionary statements, please refer to Cyberonics’ most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 29, 2005.

CONTACT INFORMATION:

Investor Relations Contact:	Financial Media Contact:
Investor Relations	Joele Frank/Eric Brielmann
Cyberonics, Inc.	Joele Frank, Wilkinson Brimmer Katcher
100 Cyberonics Blvd.	140 East 45th Street, 37th Floor
Houston, TX 77058	New York, NY 10017
Main: (281) 228-7262/Fax: (281) 218-9332	Main: (212) 355-4449 /Fax: (212) 355-4554
ir@cyberonics.com	jfrank@joelefrank.com/ebrielmann@joelefrank.com
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• Not included in original form of press release; included herein pursuant to Rule 14a-12.